Exhibit 10.14

EXECUTION VERSION

AMENDMENT NO. 5 TO FIRST LIEN CREDIT AND GUARANTY AGREEMENT

THIS AMENDMENT NO. 5 TO FIRST LIEN CREDIT AND GUARANTY AGREEMENT, dated as of December 19, 2019 (this “Fifth Amendment”), by and among CORSAIR GROUP (CAYMAN), LP, a Cayman Islands exempted limited partnership (“Holdings”), CORSAIR GAMING, INC., a Delaware corporation (the “U.S. Borrower”), CORSAIR ACQUISITION (LUX) S.À R.L., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 48, Boulevard Grande-Duchesse Charlotte, L - 1330 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Commerce and Companies register under number B216.833 (the “Lux Borrower”), CORSAIR HOLDINGS (HONG KONG) LIMITED, a Hong Kong limited liability company (the “HK Borrower” and, together with the U.S. Borrower and the Lux Borrower, collectively, the “Borrowers”), CORSAIR GROUP (US), LLC, a Delaware limited liability company (“LLC Subsidiary”), CERTAIN SUBSIDIARIES OF HOLDINGS PARTY HERETO, as Guarantors, THE LENDERS PARTY HERETO (including the 2019 Incremental Term Loan Lenders, as defined below) and MACQUARIE CAPITAL FUNDING LLC, as administrative agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”).

WHEREAS, reference is hereby made to the First Lien Credit and Guaranty Agreement, dated as of August 28, 2017 (as amended by that certain Amendment No. 1 to the First Lien Credit and Guaranty Agreement, dated as of October 3, 2017, Amendment No. 2 to the First Lien Credit and Guaranty Agreement, dated as of March 29, 2018, Amendment No. 3 to the First Lien Credit and Guaranty Agreement, dated as of April 27, 2018, Amendment No. 4 to the First Lien Credit and Guaranty Agreement, dated as of October 11, 2018, and as further amended, restated, supplemented and/or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among Holdings, the Borrowers, LLC Subsidiary, certain Subsidiaries of Holdings party thereto, as Guarantors, the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent;

WHEREAS, on the date hereof (but prior to giving effect to this Fifth Amendment), there are outstanding Term Loans under the Credit Agreement in an aggregate principal amount of $353,525,000 (the “Existing Term Loans”);

WHEREAS, (a) the U.S. Borrower intends to (i) acquire, indirectly through Sonic Merger Company, a newly formed wholly owned subsidiary of the U.S. Borrower, all of the outstanding equity interests of SCUF Holdings, Inc. (together with its subsidiaries, “Target”; and such acquisition, the “Acquisition”), (ii) repay the Revolving Loans outstanding under the Credit Agreement immediately prior to the Fifth Amendment Effective Date in an amount equal to the lesser of (x) the aggregate principal amount of Revolving Loans outstanding immediately prior to the Fifth Amendment Effective Date and (y) the aggregate principal amount of Revolving Loans outstanding as of September 30, 2019 (the “Revolver Repayment”) and (iii) make certain other amendments to the Credit Agreement as set forth in Section 2 below (collectively, the “Amendments”) and (b) in connection therewith, the U.S. Borrower is seeking to borrow $115,000,000 of new incremental Term Loans (the “2019 Incremental Term Loans”) under the Credit Agreement to fund a portion of the cash consideration for the Acquisition, to pay certain fees (including original issue discount or upfront fees), premiums, expenses and other transaction costs associated with the Acquisition and the borrowing of the 2019 Incremental Term Loans (as defined below) as contemplated hereunder, and to fund the Revolver Repayment;

WHEREAS, the Borrowers are hereby requesting, in accordance with Section 2.25 of the Credit Agreement, that each Lender of 2019 Incremental Term Loans (each, in such capacity, a “2019 Incremental Term Loan Lender”) provide a commitment (each a “2019 Incremental Term Loan Commitment”) to provide the 2019 Incremental Term Loans, on the terms and conditions set forth herein;

WHEREAS, in accordance with the provisions of Sections 2.25 and 10.5 of the Credit Agreement, the Borrowers, the Administrative Agent and the 2019 Incremental Term Loan Lenders wish to amend the Credit Agreement to, in addition to the other amendments set forth in Section 2 below, provide for the 2019 Incremental Term Loans to be made by the 2019 Incremental Term Loan Lenders, on the terms and subject to the conditions set forth herein; and

WHEREAS, Macquarie Capital (USA) Inc. and BNP Paribas Securities Corp. shall act as joint lead arrangers and joint bookrunners, in each case, with respect to this Fifth Amendment and each of the 2019 Incremental Term Loans (in such capacities, together, the “2019 Incremental Term Loan Lead Arrangers”).

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, as of and after the Fifth Amendment Effective Date (as defined below), refer to the Credit Agreement as amended by this Fifth Amendment (the “Amended Credit Agreement”).

SECTION 2. Amendments to the Credit Agreement. Effective upon the Fifth Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i)    The definition of “Credit Document” in Section 1.1 of the Credit Agreement is hereby amended by inserting the text “and the 2019 Incremental Fee Letter” at the end thereof.

(ii)    The definition of “Term Loan Commitment” in Section 1.1 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (i) thereof and inserting the text “,” in place thereof, inserting the word “and” at the end of clause (ii) thereof and inserting therein a new clause (iii) to read as follows: “(iii) the Fifth Amendment Effective Date is $115,000,000”.

(iii)    Section 1.1 of the Credit Agreement is hereby further amended by adding the following definitions in appropriate alphabetical order as follows:

“‘2019 Incremental Commitment Letter’ means the 2019 First Lien Incremental Term Facility Commitment Letter, dated as of November 6, 2019, by and among Holdings, U.S. Borrower, Macquarie Capital Funding LLC, Macquarie Capital (USA) Inc., BNP Paribas and BNP Paribas Securities Corp., as amended by Amendment No. 1 thereto, dated as of December 9, 2019.”

“‘2019 Incremental Fee Letter’ means the 2019 First Lien Incremental Term Facility Fee Letter, dated as of November 6, 2019, by and among Holdings, U.S. Borrower, Macquarie Capital Funding LLC, Macquarie Capital (USA) Inc., BNP Paribas and BNP Paribas Securities Corp., as amended by Amendment No. 1 thereto, dated as of December 19, 2019.”

“‘Fifth Amendment’ means Amendment No. 5 to the First Lien Credit and Guaranty Agreement, dated as of December 19, 2019, by and among Holdings, the Borrowers, LLC Subsidiary, certain Subsidiaries of Holdings party thereto, as Guarantors, the Administrative Agent and the Lenders party thereto (including the 2019 Incremental Term Loan Lenders).”

“‘Fifth Amendment Effective Date’ has the meaning assigned to such term in the Fifth Amendment.”

“‘SCUF Acquisition Agreement’ means the Agreement and Plan of Merger, dated as of November 6, 2019, among Corsair Memory, Inc., as buyer, Sonic Merger Company, a Delaware limited liability company and wholly owned subsidiary of Corsair Memory, Inc., SCUF Holdings, Inc., and H.I.G. Growth – Scuf, LLC, as representative, and the U.S. Borrower (together with all exhibits, schedules and disclosure letters thereto), as amended by Amendment No. 1 thereto, dated as of December 9, 2019.”

(iv)    Section 2.11(g) of the Credit Agreement is hereby amended by inserting the text “and the 2019 Incremental Fee Letter” immediately after the text “Fee Letter” appearing therein.

(v)    Section 2.11(h)(iii) of the Credit Agreement is hereby amended by deleting the text “Fourth Amendment Effective Date” appearing therein and inserting the text “Fifth Amendment Effective Date” in lieu thereof.

(vi)    The table of Installments set forth in Section 2.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Installment Date	Installment
December 31, 2019	$1,192,765.72
March 31, 2020	$1,192,765.72
June 30, 2020	$1,192,765.72
September 30, 2020	$1,192,765.72
December 31, 2020	$1,192,765.72
March 31, 2021	$1,192,765.72
June 30, 2021	$1,192,765.72
September 30, 2021	$1,192,765.72
December 31, 2021	$1,192,765.72
March 31, 2022	$1,192,765.72
June 30, 2022	$1,192,765.72
September 30, 2022	$1,192,765.72

Installment Date	Installment
December 31, 2022	$1,192,765.72
March 31, 2023	$1,192,765.72
June 30, 2023	$1,192,765.72
September 30, 2023	$1,192,765.72
December 31, 2023	$1,192,765.72
March 31, 2024	$1,192,765.72
June 30, 2024	$1,192,765.72
Term Loan Maturity Date:	Remaining principal amount of outstanding Term Loans

(vii)    Section 5.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“5.17    Syndication Cooperation. At any time on and after the Fifth Amendment Effective Date and ending on the earlier of (a) a “Successful Syndication” (as defined in the 2019 Incremental Fee Letter) and (b) the date that is ninety days after the Fifth Amendment Effective Date (such earlier date, the “Syndication Date”), Holdings and the Borrowers shall (i) perform the syndication-related actions described in Sections 3 and 4 of the 2019 Incremental Commitment Letter in accordance with the terms thereof and (ii) agree to enter into any amendment to this Agreement or other appropriate document or agreement necessary to implement any of the “Flex Provisions” (under and as defined in the 2019 Incremental Fee Letter) described in the 2019 Incremental Fee Letter in accordance with the terms of the 2019 Incremental Fee Letter (any such amendment, a “Syndication Amendment”).

(viii)    Section 5 of the Credit Agreement is hereby amended by including the following new Section 5.24 at the end thereof:

“5.24    Specified Equity Contribution. In the case of the Borrowers’ payment of any Earn-out Indebtedness incurred pursuant to Section 1.13(b)(i) and/or (ii) of the SCUF Acquisition Agreement, one or more Borrowers shall have received cash equity in an aggregate amount at least equal to, and substantially concurrently with, any such payments made by the Borrowers.”

(ix)    Section 8.1(c) of the Credit Agreement is hereby amended by inserting the text “, Section 5.24” immediately after the text “Section 5.22” appearing therein.

SECTION 3. 2019 Incremental Term Loans.

(a)    Each 2019 Incremental Term Loan Lender severally agrees to make, on the Fifth Amendment Effective Date, a 2019 Incremental Term Loan denominated in Dollars to U.S. Borrower

(with the Borrowers being liable therefor on a joint and several basis) in an amount equal to such 2019 Incremental Term Loan Lender’s commitment amount set forth on Schedule I hereto. Each 2019 Incremental Term Loan Lender’s 2019 Incremental Term Loan Commitment shall terminate immediately and without further action on the Fifth Amendment Effective Date after giving effect to the funding of such 2019 Incremental Term Loan Lender’s 2019 Incremental Term Loan Commitment on such date. Any amount of the 2019 Incremental Term Loans that is subsequently repaid or prepaid may not be reborrowed.

(b)    The 2019 Incremental Term Loans shall constitute Incremental Term Loans and shall be added to, constitute a part of, and have the same terms as the Existing Term Loans and shall be added to each borrowing of outstanding Existing Term Loans on the Fifth Amendment Effective Date pursuant to the Existing Loans Notice (as defined below) on a pro rata basis (based on the relative sizes of such borrowings), so that each 2019 Incremental Term Loan Lender providing such 2019 Incremental Term Loans will participate proportionately in each outstanding borrowing of Existing Term Loans based on the principal amount of 2019 Incremental Term Loans provided by such 2019 Incremental Term Loan Lender.

(c)    Each 2019 Incremental Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fifth Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent, Syndication Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent, Syndication Agent and Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender.

(d)    Each 2019 Incremental Term Loan Lender party hereto hereby agrees to make its 2019 Incremental Term Loan Commitment on the following terms and conditions:

(i)    Applicable Margin. The Applicable Margin for each 2019 Incremental Term Loan shall be the same as the Applicable Margin in respect of the Existing Term Loans.

(ii)    Principal Payments. The Borrowers shall make principal payments on the 2019 Incremental Term Loans in installments, in the amounts and on the dates set forth in Section 2.12 of the Amended Credit Agreement as if the 2019 Incremental Term Loans were Existing Term Loans, and the last paragraph of Section 2.12 shall apply thereto.

(iii)    Voluntary and Mandatory Prepayments. The 2019 Incremental Term Loans shall be subject to the same terms and conditions regarding voluntary and mandatory prepayments as set forth in the Amended Credit Agreement for the Existing Term Loans.

(e)    Each 2019 Incremental Term Loan Lender acknowledges and agrees that upon its execution of this Fifth Amendment and making of 2019 Incremental Term Loans that such 2019 Incremental Term Loan Lender shall become, if not already, a “Lender” under, and for all purposes of, the Amended Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

(f)    All proceeds of the 2019 Incremental Term Loans incurred in accordance with this Fifth Amendment shall be applied by the Borrowers (i) to pay a portion of the cash consideration for the Acquisition, (ii) make the Revolver Repayment and (iii) to pay fees (including original issue discount or upfront fees), premiums, expenses and other transaction costs associated with the Acquisition, the 2019 Incremental Term Loans and this Fifth Amendment.

(g)    The parties hereto acknowledge that this Fifth Amendment shall constitute a Joinder Agreement for purposes of Sections 2.25(c)(iv) and (h) of the Credit Agreement.

(h)    Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all 2019 Incremental Term Loans, when originally made, constitute Existing Term Loans for all purposes under the Credit Documents and are included in each borrowing of Existing Term Loans on a pro rata basis. This may be accomplished at the discretion of the Administrative Agent by allocating a portion of each such 2019 Incremental Term Loan to each outstanding Eurodollar Loan that is an Existing Term Loan of the same Class on a pro rata basis, even though as a result thereof such 2019 Incremental Term Loan may effectively have a shorter Interest Period than the Existing Term Loans included in the borrowing of which they are a part (and notwithstanding any other provision of the Credit Agreement that would prohibit such an initial Interest Period). The 2019 Incremental Term Loan shall not accrue interest for any period prior to the Fifth Amendment Effective Date and the Borrowers shall not be required to pay interest on the 2019 Incremental Term Loan for any period prior to the Fifth Amendment Effective Date.

SECTION 4. Severability. If any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 5. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Fifth Amendment.

SECTION 6. Entire Agreement. This Fifth Amendment, the Amended Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

SECTION 7. Ratification and Reaffirmation.

(a)    Each Credit Party hereto hereby ratifies and reaffirms (i) the Obligations under the Amended Credit Agreement and each of the other Credit Documents to which it is a party and all of the covenants, duties, guarantees, indemnities, indebtedness and liabilities under the Amended Credit Agreement and the other Credit Documents to which it is a party and (ii) the Liens and security interests created in favor of the Collateral Agent and the Lenders pursuant to each Collateral Document; which Liens and security interests shall continue in full force and effect during the term of the Amended Credit Agreement, and shall continue to secure the Obligations (as defined in the Amended Credit Agreement, which include for the avoidance of doubt each Parallel Liability) and each Credit Party hereto confirms that the secured liabilities (however described in the Collateral Documents) cover the Obligations (which include for the avoidance of doubt each Parallel Liability), in each case, on and subject to the terms and conditions set forth in the Amended Credit Agreement and the other Credit Documents and will have and maintain the ranking required under the Collateral Documents (if any).

(b)    The Credit Agreement and each of the other Credit Documents, as specifically amended by this Fifth Amendment, are and, notwithstanding this Fifth Amendment, continue to be in full force and effect and are hereby in all respects ratified and confirmed (as expressly amended hereby to the extent so amended). Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein, notwithstanding this Fifth Amendment, continue as of the Fifth Amendment Effective Date to secure the payment of all Obligations of the Credit Parties, as amended by this Fifth Amendment.

(c)    The execution, delivery and effectiveness of this Fifth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents. On and after the Fifth Amendment Effective Date, this Fifth Amendment shall for all purposes constitute a Credit Document.

SECTION 8. Representations and Warranties. The Credit Parties each hereby represent and warrant to the Administrative Agent and the Lenders, as of the date hereof, that:

(a)    Each Credit Party party hereto has all requisite corporate (or equivalent) power and authority to enter into this Fifth Amendment. The execution, delivery and performance of this Fifth Amendment have been duly authorized by all necessary action on the part of each Credit Party party hereto. This Fifth Amendment has been duly executed and delivered by each Credit Party party hereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by Debtor Relief Laws, by the principle of good faith and fair dealing, or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(b)    The execution, delivery and performance of this Fifth Amendment by each Credit Party party hereto do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority or other third Person, except (i) such as have been obtained and are in full force and effect, (ii) for filings and recordings with respect to the Collateral to be made or otherwise that have been delivered to the Collateral Agent for filing and/or recordation and (iii) those approvals, consents, registrations or other actions or notices, the failure of which to obtain or make could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)    The execution, delivery and performance of this Fifth Amendment by each Credit Party party hereto and the consummation of the transactions contemplated hereby do not and will not (i) violate any of the Organizational Documents of such Credit Party; (ii) violate any provision of any Law applicable to or otherwise binding on Holdings, any Borrower or any of the Restricted Subsidiaries, except to the extent such violation, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect or (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings, any Borrower or any of the Restricted Subsidiaries (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent, on behalf of the Secured Parties, or Permitted Liens).

(d)    All of the representations and warranties contained herein and in Section 4 of the Credit Agreement and in each other Credit Document (in each case, as amended by this Fifth Amendment) are true and correct in all material respects both immediately before and immediately after giving effect to this Fifth Amendment (except for those representations and warranties that are qualified by materiality, which are true and correct in all respects) on and as of the Fifth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which are true and correct in all respects) on and as of such earlier date.

(e)    Both immediately before and immediately after giving effect to this Fifth Amendment, no Default or Event of Default has occurred and is continuing.

(f)    All of the requirements of (i) the proviso to Section 2.25(c)(i)(a) of the Credit Agreement (it being understood and agreed that 2019 Incremental Term Loan Lead Arrangers and the 2019 Incremental Term Loan Lenders have elected that such proviso apply) and (ii) Sections 2.25(c)(iii) (subject to the proviso to Section 11(h) of this Fifth Amendment) and (c)(iv), in each case, with respect to the 2019 Incremental Term Loans have been, or as of the Fifth Amendment Effective Date will have been, satisfied or waived by Required Lenders.

(g)    Since December 31, 2018, there has been no Material Adverse Effect (as defined in the SCUF Acquisition Agreement).

(h)    The Acquisition Agreement Representations (as defined in the 2019 Incremental Commitment Letter) are true and correct to the extent required by the Certain Funds Provision (as defined in the 2019 Incremental Commitment Letter) and the Specified Representations (as defined in the 2019 Incremental Commitment Letter) are true and correct in all material respects on and as of the Fifth Amendment Effective Date, except in the case of any Specified Representation that expressly relates to a given date or period, in which case, such representation and warranty is true and correct in all material respects as of the respective date or for the respective period, as the case may be; provided that to the extent that any of such representations and warranties are qualified by or subject to a materiality, “material adverse effect”, “material adverse change” or similar term or qualification, (x) the definition thereof shall be a Material Adverse Effect for purposes of any such representations and warranties made or deemed made on, or as of, the Fifth Amendment Effective Date (or any date prior thereto) and (y) such representations and warranties are true and correct in all respects.

(i)    Substantially concurrently with the funding of the 2019 Incremental Term Loans, the Acquisition shall have been consummated (i) in accordance with the SCUF Acquisition Agreement (without any amendment, waiver, or other modification not consented to by the 2019 Incremental Term Loan Lead Arrangers to the extent such consent is required under Section 3 of Exhibit C to the 2019 Incremental Commitment Letter) and (ii) as a Permitted Acquisition in accordance with the requirements of the definition of “Permitted Acquisition” in the Amended Credit Agreement.

(j)    Prior to or substantially concurrently with the funding of the 2019 Incremental Term Loans, the Borrowers have received the Equity Contribution in at least the minimum amount described on Exhibit A to the 2019 Incremental Commitment Letter.

SECTION 9. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. The terms of Sections 10.14, 10.15 and 10.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

SECTION 10. Counterparts. This Fifth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Fifth Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Fifth Amendment.

SECTION 11. Effectiveness. This Fifth Amendment shall become effective on the first date on which each of the following conditions shall have been satisfied or waived (the “Fifth Amendment Effective Date”):

(a)    the Administrative Agent shall have received from the Borrowers, Holdings, each other Guarantor, the Administrative Agent, the Collateral Agent and each 2019 Incremental Term Loan Lender, a duly executed counterpart of this Fifth Amendment signed on behalf of such party;

(b)    the Administrative Agent shall have received from the Borrowers (i) customary secretary’s or officer’s certificates (with evidence of incumbency, authority and charter documents) and good standing certificates (in each case, only to the extent such concepts are applicable), in each case, substantially consistent with the documents delivered on the Fourth Amendment Effective Date or otherwise reasonably satisfactory to the Administrative Agent and (ii) a solvency certificate substantially in the form of Exhibit L to the Credit Agreement from the chief financial officer or treasurer of Holdings or its general partner (or any other Authorized Officer), dated the Fifth Amendment Effective Date, certifying that upon giving effect to the Acquisition, the 2019 Incremental Term Loans and this Fifth Amendment, Holdings and its subsidiaries, on a consolidated basis, are solvent;

(c)    the 2019 Incremental Term Loan Lead Arrangers shall have received (i) audited consolidated balance sheets and related statements of income of Target and its subsidiaries for the fiscal years ended 2017 and 2018, (ii) the unaudited consolidated balance sheet of Target and its subsidiaries as of September 30, 2019, and statement of income of Target and its subsidiaries for the nine-month period ended on September 30, 2019; the 2019 Incremental Term Loan Lead Arrangers hereby acknowledge receipt of the audited financial statements referred to in clause (i) of this sentence for the fiscal years ended 2017 and 2018 and of the unaudited financial statements referred to in clause (ii) of this sentence. The 2019 Incremental Term Loan Lead Arrangers shall have received the unaudited quarterly financial statements of Holdings and its Restricted Subsidiaries required to be delivered under Section 5.1(a) of the Credit Agreement for the fiscal quarter ending September 30, 2019, and such financial statements shall confirm (as determined by the 2019 Incremental Term Loan Lead Arrangers in their reasonable discretion) the estimated sources and uses for the Transactions (as defined in the 2019 Incremental Commitment Letter) that were provided by the Borrowers to the 2019 Incremental Term Loan Lead Arrangers on November 20, 2019. The 2019 Incremental Term Loan Lead Arrangers hereby acknowledge receipt of the unaudited quarterly financial statements referred to in the foregoing sentence for the fiscal quarter ending September 30, 2019, which financial statements confirm the estimated sources and uses for the Transactions in accordance with the foregoing sentence;

(d)    The 2019 Incremental Term Loan Lead Arrangers shall have received a pro forma consolidated balance sheet of Holdings and its subsidiaries as of the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended more than 60 days prior to the Fifth Amendment Effective Date, prepared giving effect to the Transactions as if the Transactions had occurred as of such date, which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R));

(e)    the Administrative Agent shall have received, at least three business days prior to the Fifth Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and the Beneficial Ownership Regulation, in each case, to the extent requested of Target (and any of its subsidiaries that will become Guarantors) by the 2019 Incremental Term Loan Lead Arrangers in writing (including by email) at least ten days prior to the Fifth Amendment Effective Date;

(f)    the Administrative Agent shall have received a certificate of an Authorized Officer of Holdings or the general partner thereof certifying as to compliance with each of clauses (a) through (j) of Section 8 of this Fifth Amendment;

(g)    the Administrative Agent shall have received a customary written opinion of (i) Jones Day, special U.S. counsel for the Credit Parties, (ii) Maples and Calder, special Cayman Islands counsel for the Credit Parties, (iii) AKD, special Luxembourg counsel for the Credit Parties, (iv) Loyens & Loeff, special Netherlands counsel for the Administrative Agent and (v) White & Case LLP, special Hong Kong counsel for the Administrative Agent, in each case, addressed to the Administrative Agent, the Collateral Agent and the Lenders (including the 2019 Incremental Term Loan Lenders), and dated the Fifth Amendment Effective Date;

(h)    the Administrative Agent shall have received a Funding Notice with respect to the 2019 Incremental Term Loans; provided that, notwithstanding anything to the contrary in Section 2.25(c)(iii) or any other provision of any Credit Document, the Borrower Representative shall be allowed to deliver such Funding Notice by 2:00 p.m. (New York City time) at least one Business Day in advance of the proposed Credit Date (or such later date or time as is otherwise agreed by the Administrative Agent); and

(i)    all reasonable and documented expenses and other compensation payable to the 2019 Incremental Term Loan Lead Arrangers and the Administrative Agent pursuant to the 2019 Incremental Fee Letter or Section 10.2 of the Credit Agreement or otherwise, shall have been paid (or netted from the proceeds of the 2019 Incremental Term Loans to the extent agreed by the parties hereto) to the extent earned, due and owing and otherwise reimbursable pursuant to the terms thereof and, in the case of expenses, invoiced at least two Business Days prior to the Fifth Amendment Effective Date.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CORSAIR GROUP (CAYMAN), LP,
as Holdings and a Guarantor

By:	EagleTree-Carbide (GP), LLC, its general partner

By:	EagleTree Partners IV (GP), LP, its Sole Member

By:	EagleTree Partners IV Ultimate GP, LLC, its General Partner

By:	/s/ George L. Majoros, Jr.

Name:	George L. Majoros, Jr.
Title:	Co-Managing Member

By:	/s/ Anup Bagaria

Name:	Anup Bagaria
Title:	Co-Managing Member

CORSAIR GAMING, INC.,
as a Borrower

By:	/s/ George L. Majoros, Jr.

Name:	George L. Majoros, Jr.
Title:	President

CORSAIR ACQUISITION (LUX) S.À R.L., as a Borrower

By:	/s/ Robert van’t Hoeft

Name:	Robert van’t Hoeft
Title:	Class A Manager

By:	/s/ Andrew J. Paul

Name:	Andrew J. Paul
Title:	Class B Manager

Corsair Acquisition (Lux) S.à r.l., société à responsabilité limitée
Registered Office: 48, boulevard Grande-Duchesse Charlotte, L-1330 Luxembourg, R.C.S.: B 216.833

CORSAIR HOLDINGS (HONG KONG) LIMITED, as a Borrower

By:	/s/ Michael Potter

Name:	Michael Potter
Title:	Director

[Signature page to Amendment No. 5 to First Lien Credit and Guaranty Agreement]

CORSAIR GROUP (US), LLC, as a Guarantor

By:	/s/ George L. Majoros, Jr.
Name: George L. Majoros, Jr.
Title: President

CORSAIR HOLDINGS (LUX) S.À R.L, as a Guarantor

By:	/s/ Joost Mees
Name: Joost Mees
Title: Class A Manager

By:	/s/ Andrew J. Paul
Name: Andrew J. Paul
Title: Class B Manager

Corsair Holdings (Lux) S.à r.l., société à responsabilité limitée
Registered Office: 48, boulevard Grande-Duchesse Charlotte, L-1330 Luxembourg, R.C.S.: B 216.685

CORSAIR COMPONENTS, INC., as a Guarantor

By:	/s/ Michael Potter
Name: Michael Potter
Title: Chief Financial Officer and Secretary

CORSAIR MEMORY, INC., as a Guarantor

By:	/s/ Michael Potter
Name: Michael Potter
Title: Chief Financial Officer and Secretary

CORSAIR (HONG KONG) LIMITED, as a Guarantor

By:	/s/ Michael Potter
Name: Michael Potter
Title: Director

[Signature page to Amendment No. 5 to First Lien Credit and Guaranty Agreement]

CORSAIR COMPONENTS COÖPERATIEF U.A., as a Guarantor

By:	/s/ Robert van’t Hoeft
Name: Robert van’t Hoeft
Title: Authorized Signatory

CORSAIR MEMORY B.V., as a Guarantor

By:	/s/ Michael Potter
Name: Michael Potter
Title: Authorized Signatory

ORIGIN PC, LLC, as a Guarantor

By:	/s/ Andrew J. Paul
Name: Andrew J. Paul
Title: President

[Signature page to Amendment No. 5 to First Lien Credit and Guaranty Agreement]

MACQUARIE CAPITAL FUNDING LLC, as Administrative Agent

By:	/s/ Lisa Grushkin
Name: Lisa Grushkin
Title: Authorized Signatory

By:	/s/ Vincent Repaci
Name: Vincent Repaci Title: Authorized Signatory

[Signature page to Amendment No. 5 to First Lien Credit and Guaranty Agreement]

MACQUARIE CAPITAL FUNDING LLC, as a 2019 Incremental Term Loan Lender

By:	/s/ Lisa Grushkin
Name: Lisa Grushkin
Title: Authorized Signatory

By:	/s/ Vincent Repaci
Name: Vincent Repaci Title: Authorized Signatory

[Signature page to Amendment No. 5 to First Lien Credit and Guaranty Agreement]

SCHEDULE I

2019 Incremental Term Loan Commitments

2019 Incremental Term Loan Lender	2019 Incremental Term Loan Commitment	Pro Rata Share
MACQUARIE CAPITAL FUNDING LLC	$115,000,000	100.0%

Total	$115,000,000	100.0%